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                                                                   Exhibit 10(i)



                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of November 27, 1995, by and between EIP Microwave, Inc. ("Borrower") whose address is 1589 Centre Point Drive, Milpitas, CA 95035, and Silicon Valley Bank ("Silicon") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated March 10, 1992 (including the Schedule thereto), as such agreement may be amended from time to time (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Credit Limit in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "A/R Facility"). The Loan Agreement has been amended pursuant to Amendments to Loan Agreement dated August 9, 1993, November 30, 1993, May 13, 1994 and December 20, 1994. Defined terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, repayment of the indebtedness is guaranteed by EIP International, Inc. (the "Guarantor"), pursuant to a Continuing Guaranty (the "Guaranty"). The Guaranty is secured by the Collateral as described in the Security Agreement (the "Security Agreement"), executed by Guarantor. The Security Agreement and the Guaranty shall be released herein.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

          A.   Modification(s) to the Schedule to Loan Agreement.

               1. The first paragraph of Section 1.1 entitled "Credit Limit" is hereby amended to read, in its entirety:

                    An amount not to exceed the lesser of: (i) $500,000.00 at any one time outstanding; or (ii) 70% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

               2. Notwithstanding anything to the contrary provided in the third paragraph of Section 1.1 entitled "Credit Limit," accounts receivable with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof shall be deemed eligible for borrowing; provided, however, any such account which exceeds $150,000.00 shall be formally assigned to Silicon pursuant to the Assignment of Claims Act of 1933, as amended, prior to being deemed eligible.

               3. Section 5.1 entitled "Maturity Date" is hereby amended to mean November 15, 1996.

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               4.   Section 1.2 entitled "Interest Rate" is hereby amended
                    in part to provide that the interest rate shall be decreased, effective as of the date hereof, to two (2.000) percentage points over the Prime Rate (as provided therein).

               5. The covenants as provided in Section 4.1 entitled "Financial Covenants" are hereby amended to read, in their entirety:

                    Borrower shall comply with all the following covenants. Compliance shall be determined at the end of each month, beginning with the month ended September 30, 1995, except as specifically provided below.

                    QUICK ASSET RATIO. Borrower shall maintain a ratio of "Quick Assets" to current liabilities of not less than .90 to 1.00.

                    TANGIBLE NET WORTH. Borrower shall maintain a tangible net worth of not less than $1,375,000.00.

                    DEBT TO TANGIBLE
                    NET WORTH RATIO. Borrower shall maintain a ratio of total liabilities to tangible net worth of not more than 1.00 to 1.00.

                    PROFITABILITY. Borrower shall achieve profitability on a quarterly basis; with allowance for losses for the quarters ending December 31, 1995 and March 31, 1996, not to exceed $155,000.00 and $140,000.00, respectively; provided Borrower achieves profitability for the fiscal year end.

          B.   RELEASE OF GUARANTY AND SECURITY AGREEMENT.

                    1. Silicon, by its acceptance hereof, agrees to release the Guaranty and the Security Agreement of EIP International, Inc., provided no Event of Default has occurred under the Existing Loan Documents and is continuing.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay Silicon a fee in the amount of Four Thousand Two Hundred Seventy Seven and 00/100 Dollars ($4,277.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any fur modifications to the indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this


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Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    SILICON:

EIP Microwave, Inc.                          SILICON VALLEY BANK


By:  /s/  John Ardizzone                     By:  /s/  Christine L. Caywood
    ----------------------------                 ------------------------------
Name:  John Ardizzone                        Name:  Christine L. Caywood
      --------------------------                   ----------------------------
Title:  CFO, V.P. of Operations              Title:  Asst. Vice President
      --------------------------                   -----------------------------



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